EXHIBIT 99.1

22nd Century Group Files $45 Million

Shelf Registration and Provides Business Update

April 21, 2014

CLARENCE, N.Y. - 22nd Century Group, Inc. (NYSE MKT: XXII) today announced that the Company filed a Form S-3 shelf registration statement on April 18th with the U.S. Securities and Exchange Commission (“SEC”). Upon SEC approval, the universal shelf registration statement will allow, but not compel, 22nd Century Group to raise up to $45 million of capital over a three-year period through a wide array of securities at amounts and at increments to be determined by the Company.

The universal shelf registration will facilitate potential acquisition opportunities, research and development initiatives, including studies for our modified risk tobacco products in development, and allow the Company to be on solid footing when negotiating agreements. Upon SEC approval of the universal shelf registration statement, raising capital will be greatly simplified and expedited since potential future equity or debt securities will be pre-registered with the SEC.

Joseph Pandolfino, Founder and CEO of 22nd Century Group, stated, “As our track record demonstrates, my management team and I have been and always will be conservative with the Company’s resources. We raise capital only when we strongly believe doing so will enhance shareholder value. As management’s beneficial ownership of the Company is approximately 27 percent, the interests of management are clearly and fully aligned with all the Company’s other shareholders.”

OTHER BUSINESS UPDATES

Investor Awareness

22nd Century Group has traded on the NYSE MKT exchange for just over 5 weeks. To commemorate the Company’s uplisting, 22nd Century Group has been invited to ring the opening bell at the New York Stock Exchange on Tuesday, July 15, 2014. This new date replaces the previously announced date of June 17th.

Beginning in early June 2014, Joseph Pandolfino, CEO, and Henry Sicignano, President, will embark on a non-deal road show in cities across the United States introducing 22nd Century Group to institutional investors, retail brokers, and the business press. Though the Company has increased its shareholder base from fewer than 100 shareholders in early 2011 to more than 2,000 shareholders today, it is clear that 22nd Century remains “well under the radar” of most of Wall Street. It is management’s intention that the June road show increases awareness of 22nd Century Group’s technology and investment potential.

NASCO Acquisition

The Company continues to cooperate fully with the National Association of Attorneys General (“NAAG”) to close its acquisition of NASCO Products, LLC (“NASCO”). As previously reported, 22nd Century Group entered into an agreement to purchase all of the issued and outstanding membership interests of NASCO (the “NASCO Acquisition”), a federally licensed tobacco product manufacturer and participating member of the tobacco Master Settlement Agreement (“MSA”), an agreement among 46 U.S. states and the tobacco industry administered by NAAG. The NASCO Acquisition will close immediately upon the settling states of the MSA consenting to the transaction and a modified Adherence Agreement for NASCO. The Company believes that NASCO’s modified Adherence Agreement, as negotiated among NAAG, NASCO and 22nd Century Group, is close to being finalized. Upon the closing of the NASCO Acquisition, NASCO will become a wholly-owned subsidiary of 22nd Century Group and the national distribution of 22nd Century’s super-premium cigarettes will commence. NASCO has already begun producing its own tobacco products at the Company’s factory in Mocksville, North Carolina.

International Sales

22nd Century Group continues to work with its European partner on preparations to launch the Company’s products in The Netherlands, Belgium and Luxemburg. Laboratory testing and European labeling requirements are expected to be completed soon, and shortly thereafter distribution of the Company’s products will commence. 22nd Century Group is also evaluating the sale and distribution of its products in other European countries.

Separately, 22nd Century Group President, Henry Sicignano, and Vice President of R&D, Dr. Michael Moynihan, are departing this week for a 10-day trip to meet with potential joint venture partners in Asia. The Company intends to distribute its brands containing 22nd Century’s proprietary tobacco in markets where there is interest in potentially less harmful tobacco products.

Modified Risk Tobacco Products

The Company intends to seek U.S. Food and Drug Administration (“FDA”) authorization to market two products in development, BRAND A and BRAND B, as modified risk cigarettes. 22nd Century is engaging a consulting company specializing in regulatory filings and in designing exposure studies to facilitate the submission of the Company’s applications to the FDA for our two modified risk cigarette candidates. The Company expects to submit these applications to the FDA in 2014. Among various novel tobacco lines being field tested this spring, is a novel tobacco plant line that the Company believes may be ideal for BRAND B, a very low tar-to-nicotine ratio cigarette.

SPECTRUM Research Cigarettes and X-22

Goodrich Tobacco Company, our wholly-owned subsidiary, delivered an additional 5.5 million SPECTRUM® government research cigarettes in February 2014. SPECTRUM was developed by 22nd Century for NIDA, a department of the U.S. National Institutes of Health (NIH). Including this shipment, Goodrich Tobacco has thus far delivered more than 17 million SPECTRUM cigarettes, equating to 850,000 packs of 20 cigarettes. NIDA distributes SPECTRUM free of charge to researchers carrying out independent studies.

The main SPECTRUM product line consists of a series of cigarette styles that have a fixed “tar” yield but varying nicotine yields over a 50-fold range – from very low to high. Altogether, SPECTRUM features 24 styles, 11 regular and 13 menthol versions, with 8 different levels of nicotine content. SPECTRUM is strictly for research purposes and will not be sold as a commercial cigarette. The results and data from dozens of SPECTRUM studies expected will assist 22nd Century with our two modified risk applications at the FDA.

Hercules Pharmaceuticals, our wholly-owned subsidiary, is currently in the process of identifying potential joint venture partners or licensees to fund the remaining X-22 clinical trials. Upon identifying a suitable joint venture partner or licensee, Hercules will request a meeting with the FDA to discuss moving the Company’s active X-22 Investigational New Drug Application forward.

For additional information, please visit: www.xxiicentury.com

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology allows for the levels of nicotine and other nicotinic alkaloids (e.g., nornicotine, anatabine and anabasine) in the tobacco plant to be decreased or increased through genetic engineering and plant breeding. 22nd Century owns or is the exclusive licensee of 116 issued patents in 78 countries plus an additional 36 pending patent applications. Goodrich Tobacco Company, LLC and Hercules Pharmaceuticals, LLC are wholly-owned subsidiaries of 22nd Century. Goodrich Tobacco is focused on commercial tobacco products and potentially less harmful cigarettes. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on January 30, 2014, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Contact

Redington, Inc.

Tom Redington

203-222-7399